SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2001

VITRIA TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

000-27207	77-0386311
(Commission File No.)	(IRS Employer identification No.)

945 STEWART DRIVE
SUNNYVALE, CA 94086
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (408) 212-2700

ITEM 5. OTHER EVENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained herein involve risks and uncertainties, including those relating to retention of employees, accounting treatment of the stock exchange program and long-term value, that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those referred to in the forward-looking statements. Such factors include, but are not limited to, changes in accounting requirements, risks related to market acceptance of Vitria Technology, Inc.'s ("Vitria") products, deployment delays or errors associated with these products, reliance on a limited number of customers for a majority of revenue, need to maintain and enhance certain business relationships with system integrators and other parties, ability to manage growth, activities by Vitria and others regarding protection of proprietary information, release of competitive products and other actions by competitors and economic downturns in either domestic or foreign markets. These and other risks related to Vitria are detailed in Vitria's Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission ("SEC") on March 9, 2000, as amended, and in Vitria's quarterly reports on Form 10-Q as filed with the SEC. Vitria does not undertake an obligation to update forward-looking statements.

On February 28, 2001, Vitria announced that its Board of Directors had approved a voluntary stock option exchange program for its employees. Under the program, employees will have the opportunity to cancel outstanding stock options granted to them on or after September 17, 1999 in exchange for a new option grant for an equal number of shares to be granted at a future date. The new options would be issued no earlier than six months and one day after the cancellation date. The exercise price of the new options would be based on the trading price of the Vitria common stock at the time of the new option grants.

The press release issued by Vitria, dated February 28, 2001, entitled "Vitria Announces Stock Option Exchange Program for Employees" is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

Exhibit Number	Description

99.1	Press Release dated February 28, 2001, entitled "Vitria Announces Stock Option Exchange Program for Employees"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2001	VITRIA TECHNOLOGY, INC.

By: /s/ Paul R. Auvil
Paul R. Auvil, III Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated February 28, 2001, entitled "Vitria Announces Stock Option Exchange Program for Employees"